Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-139911 on Form S-3 of our report dated March 30, 2007 (which report included an explanatory paragraph regarding the development stage of operations), relating to the consolidated financial statements and financial statement schedule of Panda Ethanol, Inc. included in this Annual Report on Form 10-K of Panda Ethanol, Inc.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 30, 2007